Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg
Tysons Corner, Virginia		Chairman & Chief Executive Officer
January 6, 2014		or
Mark A. Wendel
EVP & Chief Financial Officer
703-584-3400

Cardinal Financial Corporation Receives Regulatory Approvals
for Acquisition of United Financial Banking Companies, Inc.

Cardinal Financial Corporation (NASDAQ: CFNL) (“Cardinal” or the “Company”) today announced that it has received the required regulatory approvals from the Federal Reserve Bank of Richmond and the Virginia State Corporation Commission to acquire United Financial Banking Companies, Inc. (“UFBC”), the holding company of The Business Bank (“TBB”). The Company also announced that its wholly-owned bank subsidiary, Cardinal Bank, received the necessary regulatory approvals from the Federal Deposit Insurance Corporation and the Virginia State Corporation Commission for the merger of TBB with and into Cardinal Bank.

UFBC shareholders approved the merger of UFBC with and into the Company in December 2013. The Company and UFBC have scheduled the closing of the acquisition to occur as of the close of business on January 15, 2014, subject to the satisfaction of closing conditions.  The merger of TBB with and into Cardinal Bank is expected to occur in early March 2014.

About Cardinal Financial Corporation

Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.8 billion at September 30, 2013, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 29 conveniently located banking offices. Cardinal also operates George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with 20 offices throughout the Washington Metropolitan region and Cardinal Wealth Services, Inc., a wealth management services company.  The Company’s stock is traded on the NASDAQ Global Select Market (CFNL). For additional information please visit Cardinal’s Web site at www.cardinalbank.com or call (703) 584-3400. The information on Cardinal’s Web site is not, and shall not be deemed, a part of this release or incorporated into other filings Cardinal makes with the Securities and Exchange Commission (“SEC”).

Additional Information

This communication is being made in respect to the proposed merger transaction involving Cardinal Financial Corporation and United Financial Banking Companies, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed merger, Cardinal filed with the SEC a registration statement on Form S-4 that includes a proxy statement/prospectus for the shareholders of UFBC. The Form S-4 was declared effective by the SEC on November 4, 2013, and the definitive proxy statement/prospectus was mailed to UFBC shareholders. Before making any investment decision, shareholders and investors are urged to read the proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The proxy statement/prospectus, as well as other filings containing information about Cardinal, are available without charge at the SEC’s Internet site (http://www.sec.gov).

Forward-Looking Statements

This communication contains forward-looking statements with respect to the proposed merger and the timing of consummation of the merger that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward-looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: (1) the business of Cardinal and UFBC may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Cardinal and UFBC are engaged; (5) the interest rate environment may further compress margins and adversely affect net interest income; (6) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; and (7) competition from other financial services companies in Cardinal’s and UFBC’s markets could adversely affect operations.

Cardinal cautions that the foregoing list of factors is not exclusive.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Cardinal or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.  Cardinal does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.